Exhibit 10.1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW.  NO SALE, TRANSFER, PLEDGE OR ASSIGNMENT OF THIS NOTE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

UNITED STATES OIL & GAS CORPORATION

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$4,000,000	December 22, 2010

This Amended and Restated Convertible Promissory Note (this “Note”) amends and restates in its entirety that certain Promissory Notes dated May 15, 2009, by and between Payor and Payee, as the same was amended pursuant to that certain Amendment to Promissory Note dated March 3, 2010, by and between Payor and Payee (the “Original Note”), effective as of December 22, 2010 (the “Effective Date”).

FOR VALUE RECEIVED, the undersigned, United States Oil & Gas Corporation, a Delaware corporation (“Payor”), promises to pay to the order of Jeff Turnbull, an individual, (“Payee”), the sum of $4,000,000 together with interest from the date hereof on the principal balance hereof from time to time remaining as set forth herein. Interest shall accrue on the principal balance hereof (i) at a rate of 2.0% per annum until December 31, 2011, and (ii) at a rate of 10.0% per annum after December 31, 2011 until maturity and shall be payable semi-annually in arrears on June 30 and December 31 of each year, beginning June 30, 2011.

The Original Note was issued pursuant to the terms of a Securities Purchase Agreement by and between Payor and Payee, dated as of May 15, 2009 (the “Purchase Agreement”).  The Original Note and this amendment and restatement thereof constitutes payment in part for the Shares, as further described in the Purchase Agreement.  All capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

1.             Payment Terms.  The principal of this Note shall mature and be due and payable on December 31, 2012 (the “Maturity Date”).  All payments hereunder shall be payable, at the discretion of Payee, in lawful money of the United States of America that is legal tender for public and private debts at the times of payments.  Payments of principal hereunder shall be tendered at the address of the Payee set forth in the Purchase Agreement or at such other place as Payee may, from time to time, designate in writing.

2.             Prepayments.  This Note may be prepaid by Payor in whole or in part without the consent of Payee and without prepayment penalty of any kind.

3.             Conversion.

(a)           Voluntary Conversion. All principal owing under this Note and accrued and unpaid interest may be converted at the option of the Payee into that number of shares of common stock of the Payee  (the “Common Stock”) as is determined by dividing (i) the aggregate principal and accrued and unpaid interest owing under this Note by (ii) the Share Price (as the same may be appropriately adjusted for any stock splits, stock dividends, recapitalizations and the like with respect to the Common Stock).  As used herein, “Share Price” means the volume-weighted average price of the Common Stock as reported on the OTCQB market for the three business days ending on the business day prior to the date a conversion notice is given pursuant to Section 3(b), or such other applicable date of measurement as mutually agreed upon by the parties hereto, but in any event shall be no less than $0.0025 per share.  The shares of Common Stock issuable upon the conversion of this Note will, upon such issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.

(b)           Mechanics of Conversion.  Payee shall give the Payor at least ten (10) business days prior written notice of Payee’s intention to convert this Note in accordance with Section 3(a), which notice shall include the name or names in which the certificate or certificates for Common Stock are to be issued, and shall execute and deliver the applicable, reasonable and customary documents in connection with the issuance of the Common Stock.  Payor shall, as soon as practicable after receipt of such notice and the original executed version of this Note, take such actions necessary to issue the Common Stock and to deliver to Payee a certificate or certificates for the number of shares of Common Stock to which Payee shall be entitled against surrender of the Note to be converted.  Such conversion shall be deemed to have been made on the date of such written notice, and the party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

(c)           No Fractional Conversion Securities.  No fractional shares shall be issued upon the conversion of this Note, and the aggregate number of shares of Common Stock to be issued to the Payee shall be rounded down to the nearest whole share and the Payor shall pay in cash the fair market value (as determined in good faith by its Board of Directors) of any fractional shares as of the time when entitlement to receive such fractions is determined.

(d)           Limitation on Holdings and Issuances.  Notwithstanding the foregoing, the Payor shall not be obligated to issue, and Payee shall not be obligated to accept, any shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Payee, would result in the beneficial ownership by the Payee of more than 9.9% of the then-issued and outstanding shares of Common Stock.

4.             Resale Agreement.  The Payor shall have the sole right but not the obligation, at any time prior to the Maturity Date, to elect to resell the Shares to the Payee in consideration for the cancellation in full of this Promissory Note (net of certain fees and other amounts) as more fully described in the Stock Agreement attached hereto as Exhibit A (the “Stock Agreement”).

5.             Default.

(a)           Events of Default. Each of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”)

(i)           failure by Payor to make any payment of principal or interest when it becomes due and payable and failure to cure any such default in full within 10 days after notice thereof to Payor;

(ii)          a decree or order by a court having jurisdiction shall have been entered adjudging the Payor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Payor under the Bankruptcy Code (Title 11, U.S. Code) or any similar applicable national, federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Payor or the property of the Payor or for the winding up or liquidation of the Payor’s affairs shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(iii)         the institution by Payor of proceedings to be adjudicated a voluntary bankrupt, or consent by Payor to the filing of a bankruptcy proceeding against itself or filing by Payor of a petition, answer or consent seeking reorganization under the Bankruptcy Code (Title 11, U.S. Code) or any similar applicable national, federal or state law, or shall consent to the filing of any such petition, or consent by Payor to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency, or assignment by Payor for the benefit of creditors, or admission by Payor in writing  its inability to pay its debts generally as they become due.

6.             Remedies.  If an Event of Default occurs and is continuing, Payee may elect between the two remedies set forth in Sections 6(a) and 6(b) hereof.  The remedies set forth herein are the sole remedies of the Payee upon the occurrence of an Event of Default, and the remedies shall be mutually exclusive.  Payee may elect only to pursue only one of the following two remedies.

(a)           Share Repurchase. Payee may elect to repurchase the Shares pursuant to the Stock Agreement by delivering the Repurchase Notice, in the form attached to the Stock Agreement or such other form as reasonabley agreed by the parties hereto, within 30 days of the occurrence of the Event of Default; or

(b)           Other Remedies. Payee may declare the entire outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note to be immediately due and payable (without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived) and exercise any other right power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7.             Right of Setoff.  Upon notice to the Payee as set forth in the Purchase Agreement, Payor may set off any amount to which it may be entitled under Article V of the Purchase Agreement against amounts otherwise payable under the Note.  The exercise of such right of setoff by Payor in good faith, whether or not ultimately determined to be justified, shall not constitute an Event of Default hereunder.

8.             No Waiver; Cumulative Rights.  No delay on the part of Payee in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

9.             Waiver.  Payor and all endorsers, sureties and guarantors of this Note waive demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree to all extensions and partial payments, before or after maturity, without prejudice to Payee.

10.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to the conflicts of law principles thereof.

11.           Headings.  The headings of the sections of this Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

12.           Usury.  All agreements between Payor and Payee, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to Payee for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law.  If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Payee shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Payor to Payee relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Payor.  In determining whether or not the interest paid or payable with respect to any indebtedness of Payor to Payee, under any specific contingency, exceeds the highest lawful rate, Payor and Payee shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law.  The terms and provisions of this Section 12 shall control and supersede every other conflicting provision of all agreements between Payor and Payee.

13.           Successors and Assigns.  All of the stipulations, promises and agreements in this Note made by or on behalf of Payor shall bind the successors and assigns of Payor, whether so expressed or not, and shall inure to the benefit of the respective successors and assigns of Payor and Payee.  Any assignee of Payor or Payee shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof.  Payor may not assign its obligations hereunder without the prior written consent of Payee.

14.           Severability.  In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15.           Notices.  All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given to the person to whom such communication was addressed (i) on the date of delivery if delivered in person; (ii) on the first business day after being sent by fax, provided that the successful transmission of the fax has been confirmed through a confirmation function sheet provided by the fax machine used for such transmission; (iii) on the third business day following the deposit thereof in the United States Mail, provided it is mailed by certified mail, return receipt requested and postage prepaid and properly addressed; or (iv) on the second business day after being sent by air courier.  Furthermore and notwithstanding the foregoing, an electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 16 if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a nonelectronic form.  Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.  Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.  Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Convertible Secured Promissory Note on and as of the date first set forth above.

PAYOR:

UNITED STATES OIL & GAS CORPORATION

By:	/s/Alex Tawse
Name:	Alex Tawse
Title:	President

PAYEE:

/s/ Jeff Turnbull
Jeff Turnbull